Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS RECORD REVENUES AND EARNINGS FOR THE THIRD QUARTER OF 2006

MENLO PARK, California, October 19, 2006--Robert Half International Inc. (NYSE symbol: RHI) today reported record revenues and earnings for the third quarter ended September 30, 2006.

For the quarter ended September 30, 2006, net income was $73.6 million or $.43 per share, on revenues of $1.0 billion. Net income for the prior year’s third quarter was $64.4 million or $.37 per share, on revenues of $867.0 million.

For the nine months ended September 30, 2006, net income was $207.8 million or $1.20 per share, on revenues of $3.0 billion. For the nine months ended September 30, 2005, net income was $173.3 million or $.99 per share, on revenues of $2.5 billion.

Harold M. Messmer, Jr., chairman and CEO of Robert Half International Inc., said: “We were pleased with the company’s third-quarter financial results. We saw solid growth on a year-over-year basis and sequentially throughout our staffing operations and Protiviti.”

Messmer added, “Our permanent placement division, Robert Half Finance & Accounting, again led the way with a 55 percent increase in revenue over the prior year. Companywide revenues were up 19 percent from the third quarter of 2005, and income per share rose 17 percent from one year ago.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 800-795-1259 (+1-785-832-1508 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on October 27. The dial-in number for the replay is 800-839-4014 (+1-402-220-2983 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. (RHI) is the world’s first and largest specialized staffing firm. RHI is a recognized leader in professional consulting and staffing services and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. The company has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases.

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Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this press release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005
	(Unaudited)		(Unaudited)

Net service revenues	$1,027,563	$867,015	$2,953,312	$2,453,674
Direct costs of services	595,566	511,005	1,710,109	1,447,549

Gross margin	431,997	356,010	1,243,203	1,006,125
Selling, general and administrative expenses	316,732	253,445	912,387	727,831
Amortization of intangible assets	231	93	605	241
Interest income	(4,874)	(3,169)	(12,500)	(7,148)

Income before income taxes	119,908	105,641	342,711	285,201
Provision for income taxes	46,261	41,202	134,906	111,940

Net income	$73,647	$64,439	$207,805	$173,261

Diluted net income per share	$.43	$.37	$1.20	$.99

Shares:
Basic	165,177	166,553	166,781	167,900
Diluted	169,983	174,219	172,666	174,664

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$377,622	$316,328	$1,095,840	$905,860
OfficeTeam	196,125	175,473	575,015	500,595
Robert Half Technology	91,336	80,194	264,071	220,691
Robert Half Management Resources	132,301	109,653	377,582	316,979
Robert Half Finance & Accounting	88,463	57,156	249,499	158,683
Protiviti	141,716	128,211	391,305	350,866

Total	$1,027,563	$867,015	$2,953,312	$2,453,674

GROSS MARGIN:
Temporary and consultant staffing	$293,110	$247,627	$853,562	$705,410
Permanent placement staffing	88,463	57,156	249,499	158,683
Risk consulting and internal audit services	50,424	51,227	140,142	142,032

Total	$431,997	$356,010	$1,243,203	$1,006,125

OPERATING INCOME:
Temporary and consultant staffing	$79,135	$67,399	$232,289	$177,526
Permanent placement staffing	20,584	11,549	58,040	34,299
Risk consulting and internal audit services	15,546	23,617	40,487	66,469

Total	$115,265	$102,565	$330,816	$278,294

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$231	$93	$605	$241
Stock options expense	$3,904	$—	$13,848	$—
Depreciation expense	$15,169	$13,257	$44,970	$37,439
Capital expenditures	$20,623	$19,533	$64,137	$41,006
Open market repurchases of common stock (shares)	4,714	1,783	7,073	6,731

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	September 30,
	2006	2005
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$431,657	$420,726
Accounts receivable, less allowances	$536,629	$456,415
Total assets	$1,432,243	$1,271,132
Current liabilities	$432,652	$350,831
Notes payable and other indebtedness, less current portion	$3,918	$2,715
Total stockholders’ equity	$986,703	$914,637

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